EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

       As independent petroleum engineers, Netherland, Sewell & Associates, Inc. hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-149190), the registration statement on Form S-3 (No. 333-159888), the registration statement on Form S-4 (No. 333-171773) and the 2011 Annual Report on Form 10-K of BreitBurn Energy Partners L.P. of information from our firm's reserves report dated January 31, 2012, entitled Estimates of Reserves and Future Revenue to the BreitBurn Operating L.P. Interest in Certain Oil and Gas Properties located in California and Florida as of December 31, 2011, and our firm's reserves report dated February 1, 2012, entitled Estimates of  Reserves and Future Revenue to the BreitBurn Operating L.P. Interest in Certain Oil and Gas Properties located in Wyoming as of December 31, 2011, and all references to our firm included in or made part of the BreitBurn Energy Partners L.P. 2011 Annual Report on Form 10-K.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
February 29, 2012